EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106092 on Form S-8 of TIB Financial Corp. of our report dated June 23, 2010, appearing in this Annual Report on Form 11-K of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Ft. Lauderdale, Florida June 23, 2010